SUPPLEMENT
(To Supplement dated February 2, 2006 to Prospectus Supplement dated January 31, 2006 to Prospectus dated June 24, 2005)

Bear Stearns Asset Backed Securities I Trust 2006-AC1

Issuing Entity

Asset-Backed Certificates, Series 2006-AC1

EMC Mortgage Corporation

Sponsor

Wells Fargo Bank, National Association

Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor

________________

The dollar amount of $782,607,708 will be deleted on the front and back covers and replaced with the following dollar amount: $782,605,815

The table on the front cover will be deleted in its entirety and replaced with the following:

Class	Original Certificate Principal Balance	Pass-Through Rate	Class	Original Certificate Principal Balance	Pass-Through Rate
Class I-A-1	$275,026,000	5.75% (1)(2)	Class II-1PO	$1,709,146	(5)
Class I-A-2	$75,000,000	5.75% (1)(2)	Class II-1R-1	$50	(5)
Class I-M-1	$46,510,000	(1)(2)(3)	Class II-1R-2	$50	(5)
Class I-M-2	$24,933,000	(1)(2)(3)	Class II-2A-1	$202,218,000	6.00%
Class I-M-3	$11,508,000	(1)(2)(3)	Class II-2A-2	$4,200,000	6.00%
Class I-B-1	$11,028,000	(1)(2)(3)	Class II-2X	Notional(4)	(3)
Class I-B-2	$10,069,000	(1)(2)(3)	Class II-2PO	$4,460,569	(5)
Class I-B-3	$9,590,000	(1)(2)(3)	Class II-B-1	$7,300,000	(3)
Class II-1A-1	$87,716,000	5.50%	Class II-B-2	$4,705,000	(3)
Class II-1A-2	$3,550,000	5.50%	Class II-B-3	$3,083,000	(3)
Class II-1X	Notional(4)	(3)

(1) Subject to an interest rate cap as described in this prospectus supplement.
(2) Subject to a step-up if the group I optional termination right is not exercised.
(3) The pass-through rates on these classes are variable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this prospectus supplement.
(4) Notional Amount. The Class II-1X Certificates and Class II-2X Certificates will pay only interest, in each case, calculated on a notional amount as described in this prospectus supplement.
(5) The Class II-1PO, Class II-2PO, Class II-1R-1 and Class II-1R-2 Certificates will pay only principal and are not entitled to distributions of interest.

The paragraph below will be added as the 3rd sentence of the 4th paragraph under the heading “Summary—General—Description of the Certificates—Group II-2 Certificates”:

The group II non-offered subordinate certificates have an initial aggregate principal balance of approximately $5,518,979.

The paragraph below will be added as the 9th paragraph under the heading “The Mortgage Pool—General”:

Approximately 1.46% of the group II-2 mortgage loans and approximately 1.01% of the group II mortgage loans in the aggregate are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender-Paid PMI Rate for the mortgage loans is 1.225%.

The definition of “Senior Percentage” under the heading “Description of the Certificates—Glossary” on page S-91 will be deleted in its entirety and replaced with the following:

“Senior Percentage” with respect to loan group II-1 and loan group II-2, the lesser of (a) 100% and (b) the percentage obtained by dividing the aggregate Certificate Principal Balance of the related senior certificates (other than the related Class II-PO Certificates and related Class II-X Certificates) immediately prior to such distribution date, by the aggregate Stated Principal Balance of the mortgage loans in the related loan group (other than the related PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Senior Percentage for the loan group II-1 and loan group II-2 will be approximately 93.54% and 93.52%, respectively.

The definition of “Subordinate Percentage” under the heading “Description of the Certificates—Glossary” on page S-93 will be deleted in its entirety and replaced with the following:

“Subordinate Percentage” as of any distribution date and with respect to loan group II-1 and loan group II-2, 100% minus the related Senior Percentage for the senior certificates related to such loan group. The initial Subordinate Percentage for loan group II-1 and loan group II-2 will be equal to approximately 6.46% and 6.48%, respectively.

The hypothetical table under the heading “Yield, Prepayment and Maturity Considerations—Prepayment Considerations” beginning on page S-129 will be deleted in its entirety and replaced with the following:

Loan Number	Group	Current Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Amortization Term (months)	Remaining Amortization Term (months)	Stated Remaining Term (months)	Remaining Interest Only (months)
1	I	200,444.26	7.3750000000	7.1240000000	191	190	N/A	N/A
2	I	62,290.72	7.7500000000	7.4990000000	240	239	N/A	N/A
3	I	348,816.33	7.6250000000	7.3740000000	300	298	N/A	N/A
4	I	59,263,745.18	6.8309581076	6.5799581076	360	358	N/A	N/A
5	I	1,145,786.79	7.3616733485	7.1106733485	360	356	N/A	N/A
6	I	603,511.04	6.9983100247	6.7473100247	360	358	N/A	N/A
7	I	841,874.36	6.8775386270	6.6265386270	360	357	N/A	N/A
8	I	17,106,389.25	7.1410843405	6.8900843405	360	358	N/A	N/A
9	I	32,879,770.23	6.6752661328	6.4242661328	360	358	N/A	N/A
10	I	211,846,957.94	6.9574297912	6.7064297912	360	358	N/A	118
11	I	14,043,234.46	7.1680834187	6.9170834187	360	357	N/A	117
12	I	694,100.00	6.7937617058	6.5427617058	360	357	N/A	117
13	I	792,835.23	6.2369158469	5.9859158469	360	355	N/A	115
14	I	57,673,150.13	7.2969509673	7.0459509673	360	358	N/A	118
15	I	78,996,737.70	7.0831618591	6.8321618591	360	358	N/A	118
16	I	1,513,743.00	6.9739698218	6.7229698218	360	357	N/A	57
17	I	1,474,044.39	7.3263026216	7.0753026216	360	357	N/A	57
18	II-1	453,258.71	5.5000000000	5.2490000000	120	116	N/A	N/A
19	II-1	83,261.67	5.7500000000	5.4990000000	120	119	N/A	N/A
20	II-1	27,084,920.81	5.4915475980	5.2405475980	180	175	N/A	N/A
21	II-1	2,055,326.72	5.5026079704	5.2516079704	180	173	N/A	N/A
22	II-1	253,289.51	5.7500000000	5.4990000000	180	177	N/A	N/A
23	II-1	665,661.95	5.5350607373	5.2840607373	180	172	N/A	N/A
24	II-1	2,086,465.72	5.5920713192	5.3410713192	180	176	N/A	N/A
25	II-1	2,628,391.43	5.4462652919	5.1952652919	180	177	N/A	N/A
26	II-1	1,254,134.38	5.4799208120	5.2289208120	180	176	N/A	116
27	II-1	132,000.00	5.6250000000	5.3740000000	180	175	N/A	115
28	II-1	2,389,058.71	5.7429365528	5.4919365528	180	176	N/A	56
29	II-1	256,000.00	5.3750000000	5.1240000000	180	179	N/A	59
30	II-1	495,355.56	5.9015518520	5.6505518520	120	117	N/A	N/A
31	II-1	129,521.71	6.1451390080	5.8941390080	120	119	N/A	N/A
32	II-1	87,200.00	6.7500000000	6.4990000000	150	148	N/A	58
33	II-1	12,443,322.98	6.2378796255	5.9868796255	180	175	N/A	N/A
34	II-1	676,560.41	6.6045691526	6.3535691526	360	355	176	N/A
35	II-1	2,079,223.44	6.2158673986	5.9648673986	180	177	N/A	N/A
36	II-1	375,567.95	6.6291521781	6.3781521781	360	356	176	N/A
37	II-1	683,878.44	6.3422651308	6.0912651308	180	177	N/A	N/A
38	II-1	1,979,211.93	6.2455619962	5.9945619962	180	174	N/A	N/A
39	II-1	2,788,426.19	6.5497817171	6.2987817171	180	176	N/A	N/A
40	II-1	610,798.91	6.8648800682	6.6138800682	360	356	176	N/A
41	II-1	1,588,107.14	6.2715042544	6.0205042544	180	178	N/A	N/A
42	II-1	12,668,101.23	6.6250605686	6.3740605686	180	175	N/A	115
43	II-1	344,986.15	6.1695720248	5.9185720248	360	354	174	114
44	II-1	148,436.50	7.3750000000	7.1240000000	180	166	N/A	106
45	II-1	3,200,205.45	6.8826870194	6.6316870194	180	175	N/A	115
46	II-1	11,518,195.75	6.5045508299	6.2535508299	180	176	N/A	56
47	II-1	4,500,429.13	6.9277989783	6.6767989783	180	176	N/A	56
48	II-1	3,621,772.82	6.4540871099	6.2030871099	180	177	N/A	57
49	II-2	5,349,704.99	5.9719484396	5.7209484396	360	356	N/A	N/A
50	II-2	18,619,891.54	5.9201602883	5.6691602883	360	357	N/A	N/A
51	II-2	3,477,396.07	6.2337433169	5.7387892056	360	357	N/A	N/A
52	II-2	4,613,579.04	5.8979758549	5.6469758549	360	357	N/A	N/A
53	II-2	14,830,514.37	6.0064629676	5.7218557305	360	357	N/A	N/A
54	II-2	4,285,004.40	6.1306195173	5.8796195173	360	357	N/A	117
55	II-2	7,295,288.59	6.1218954374	5.8708954374	360	358	N/A	118
56	II-2	940,997.40	5.8806047179	5.6296047179	360	358	N/A	118
57	II-2	3,356,609.99	5.8556538441	5.6046538441	360	357	N/A	117
58	II-2	4,148,388.10	5.8200284407	5.5690284407	360	357	N/A	117
59	II-2	1,044,512.00	5.8628574875	5.6118574875	360	357	N/A	117
60	II-2	2,304,029.90	5.8249266834	5.5739266834	360	358	N/A	58
61	II-2	8,420,415.21	6.0197442354	5.7687442354	360	357	N/A	57
62	II-2	4,071,867.02	5.8730824709	5.4875687460	360	356	N/A	56
63	II-2	1,176,548.89	6.0092114978	5.7582114978	360	358	N/A	58
64	II-2	6,340,058.00	6.0746676529	5.7126486370	360	357	N/A	57
65	II-2	18,439,523.07	7.1044649750	6.8534649750	360	357	N/A	N/A
66	II-2	15,772,285.71	6.7637808486	6.5023607360	360	357	N/A	N/A
67	II-2	4,854,172.48	6.7545923279	6.5035923279	360	358	N/A	N/A
68	II-2	2,862,986.54	6.7481596665	6.4971596665	360	357	N/A	N/A
69	II-2	13,681,300.80	6.8453043606	6.5481728888	360	354	N/A	N/A
70	II-2	184,551.93	7.1081154367	6.8571154367	360	357	N/A	N/A
71	II-2	11,777,154.83	6.8349835272	6.5839835272	360	357	N/A	117
72	II-2	13,074,628.08	6.8865399166	6.6355399166	360	357	N/A	117
73	II-2	3,406,384.50	6.6845982155	6.4335982155	360	358	N/A	118
74	II-2	1,035,641.95	6.7627638225	6.5117638225	360	357	N/A	117
75	II-2	11,442,473.98	6.8615413910	6.6049490689	360	357	N/A	117
76	II-2	2,986,000.36	6.8630978003	6.6120978003	360	357	N/A	117
77	II-2	4,977,647.76	7.1700618971	6.9190618971	360	357	N/A	57
78	II-2	15,245,303.73	6.7003972941	6.4401321458	360	358	N/A	58
79	II-2	3,398,790.00	6.7697640337	6.5187640337	360	357	N/A	57
80	II-2	3,196,915.09	6.9398107220	6.6888107220	360	357	N/A	57
81	II-2	8,569,058.10	6.9039313728	6.6028063771	360	357	N/A	57

The decrement tables under the heading “Yield, Prepayment and Maturity Considerations—Prepayment Considerations” beginning on page S-131 will be deleted in their entirety and replaced with the following:

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A, Class I-M and Class I-B Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	100	92	84	76	67
January 25, 2008	99	82	67	52	40
January 25, 2009	99	74	53	36	24
January 25, 2010	99	66	42	25	14
January 25, 2011	99	59	33	17	8
January 25, 2012	98	53	26	12	4
January 25, 2013	98	47	21	8	2
January 25, 2014	97	42	16	5	*
January 25, 2015	97	38	13	3	0
January 25, 2016	96	34	10	1	0
January 25, 2017	93	29	7	*	0
January 25, 2018	90	25	5	0	0
January 25, 2019	87	22	3	0	0
January 25, 2020	83	18	2	0	0
January 25, 2021	80	16	1	0	0
January 25, 2022	76	13	*	0	0
January 25, 2023	71	11	0	0	0
January 25, 2024	67	9	0	0	0
January 25, 2025	62	7	0	0	0
January 25, 2026	57	5	0	0	0
January 25, 2027	51	3	0	0	0
January 25, 2028	45	2	0	0	0
January 25, 2029	39	1	0	0	0
January 25, 2030	32	0	0	0	0
January 25, 2031	25	0	0	0	0
January 25, 2032	18	0	0	0	0
January 25, 2033	9	0	0	0	0
January 25, 2034	1	0	0	0	0
January 25, 2035	0	0	0	0	0
Weighted Average Life (in years)(1)	20.21	7.99	4.35	2.87	2.09
Weighted Average Life (in years)(1)(2)	9.83	6.21	3.73	2.45	1.79
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2) To the related optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-1 Certificates and Class II-1A-2 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	97	88	79	70	60
January 25, 2008	95	76	60	45	32
January 25, 2009	92	66	45	29	16
January 25, 2010	89	57	34	18	7
January 25, 2011	85	48	25	10	2
January 25, 2012	79	40	18	6	0
January 25, 2013	74	34	13	3	0
January 25, 2014	68	28	9	1	0
January 25, 2015	62	22	6	1	0
January 25, 2016	54	18	4	*	0
January 25, 2017	44	13	3	*	0
January 25, 2018	33	9	2	*	0
January 25, 2019	22	5	1	*	0
January 25, 2020	9	2	*	*	0
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	9.54	5.58	3.50	2.34	1.68
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-2A-1 Certificates and Class II-2A-2 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	99	91	82	73	64
January 25, 2008	99	80	64	48	35
January 25, 2009	98	71	49	32	18
January 25, 2010	98	63	38	20	8
January 25, 2011	97	56	29	12	2
January 25, 2012	96	49	22	7	0
January 25, 2013	95	43	16	4	0
January 25, 2014	93	38	13	2	0
January 25, 2015	92	34	10	1	0
January 25, 2016	90	30	8	1	0
January 25, 2017	88	26	6	1	0
January 25, 2018	85	23	5	*	0
January 25, 2019	83	20	4	*	0
January 25, 2020	80	17	3	*	0
January 25, 2021	77	15	2	*	0
January 25, 2022	74	13	2	*	0
January 25, 2023	70	11	1	*	0
January 25, 2024	67	9	1	*	0
January 25, 2025	63	8	1	*	0
January 25, 2026	59	7	1	*	0
January 25, 2027	54	6	*	*	0
January 25, 2028	49	5	*	*	0
January 25, 2029	44	4	*	*	0
January 25, 2030	39	3	*	*	0
January 25, 2031	33	2	*	*	0
January 25, 2032	27	2	*	*	0
January 25, 2033	20	1	*	*	0
January 25, 2034	13	1	*	*	0
January 25, 2035	6	*	*	*	0
January 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	20.41	7.79	4.06	2.53	1.78
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-B-1, Class II-B-2 and Class II-B-3 Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	99	99	99	99	99
January 25, 2008	98	98	98	98	98
January 25, 2009	96	96	96	96	96
January 25, 2010	95	95	95	95	95
January 25, 2011	93	93	93	93	93
January 25, 2012	91	88	85	82	72
January 25, 2013	88	82	76	69	42
January 25, 2014	86	75	64	54	24
January 25, 2015	83	66	52	39	14
January 25, 2016	79	57	40	26	8
January 25, 2017	74	48	30	17	5
January 25, 2018	69	41	22	11	3
January 25, 2019	64	34	16	7	1
January 25, 2020	58	28	12	5	1
January 25, 2021	53	23	9	3	*
January 25, 2022	51	20	7	2	*
January 25, 2023	49	17	5	1	*
January 25, 2024	46	14	4	1	*
January 25, 2025	44	12	3	1	*
January 25, 2026	41	10	2	*	*
January 25, 2027	38	9	2	*	*
January 25, 2028	34	7	1	*	*
January 25, 2029	31	6	1	*	*
January 25, 2030	27	4	1	*	*
January 25, 2031	23	3	*	*	*
January 25, 2032	19	3	*	*	*
January 25, 2033	14	2	*	*	*
January 25, 2034	9	1	*	*	*
January 25, 2035	4	*	*	*	*
January 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	17.08	11.81	9.64	8.51	7.03
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1PO Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	96	87	78	70	61
January 25, 2008	91	74	60	46	35
January 25, 2009	86	63	45	31	20
January 25, 2010	81	54	34	20	11
January 25, 2011	75	45	25	13	6
January 25, 2012	69	37	19	9	3
January 25, 2013	63	31	14	5	2
January 25, 2014	57	25	10	3	1
January 25, 2015	50	19	7	2	1
January 25, 2016	42	15	5	1	*
January 25, 2017	34	11	3	1	*
January 25, 2018	25	7	2	*	*
January 25, 2019	16	4	1	*	*
January 25, 2020	6	1	*	*	*
January 25, 2021	0	0	0	0	0
January 25, 2022	0	0	0	0	0
January 25, 2023	0	0	0	0	0
January 25, 2024	0	0	0	0	0
January 25, 2025	0	0	0	0	0
January 25, 2026	0	0	0	0	0
January 25, 2027	0	0	0	0	0
January 25, 2028	0	0	0	0	0
January 25, 2029	0	0	0	0	0
January 25, 2030	0	0	0	0	0
January 25, 2031	0	0	0	0	0
January 25, 2032	0	0	0	0	0
January 25, 2033	0	0	0	0	0
January 25, 2034	0	0	0	0	0
January 25, 2035	0	0	0	0	0
January 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	8.42	5.25	3.53	2.53	1.90
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-2PO Certificates
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100%	100%	100%	100%	100%
January 25, 2007	99	91	83	74	66
January 25, 2008	99	81	66	52	39
January 25, 2009	98	73	52	36	23
January 25, 2010	97	65	41	25	14
January 25, 2011	96	58	33	17	8
January 25, 2012	95	51	26	12	5
January 25, 2013	93	45	20	8	3
January 25, 2014	92	40	16	6	2
January 25, 2015	90	35	13	4	1
January 25, 2016	88	31	10	3	1
January 25, 2017	86	27	8	2	*
January 25, 2018	83	24	6	1	*
January 25, 2019	80	21	5	1	*
January 25, 2020	78	18	4	1	*
January 25, 2021	74	16	3	*	*
January 25, 2022	71	13	2	*	*
January 25, 2023	68	12	2	*	*
January 25, 2024	64	10	1	*	*
January 25, 2025	60	8	1	*	*
January 25, 2026	56	7	1	*	*
January 25, 2027	52	6	*	*	*
January 25, 2028	47	5	*	*	*
January 25, 2029	42	4	*	*	*
January 25, 2030	37	3	*	*	*
January 25, 2031	31	2	*	*	*
January 25, 2032	25	2	*	*	*
January 25, 2033	19	1	*	*	*
January 25, 2034	13	1	*	*	*
January 25, 2035	6	*	*	*	*
January 25, 2036	0	0	0	0	0
Weighted Average Life (in years)(1)	19.92	8.02	4.43	2.93	2.13
_______________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.

The yield tables under the heading “Yield, Prepayment and Maturity Considerations—Prepayment Considerations” beginning on page S-137 will be deleted in their entirety and replaced with the following:

Pre-Tax Yield to Maturity of the Class II-1PO Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$1,196,402	4.49%	7.68%	11.95%	17.09%	23.02%

Pre-Tax Yield to Maturity of the Class II-2PO Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$3,211,610	1.70%	4.67%	8.74%	13.35%	18.45%

The yield tables under the heading “Yield, Prepayment and Maturity Considerations—Prepayment Considerations” beginning on page S-138 will be deleted in their entirety and replaced with the following:

Pre-Tax Yield to Maturity of the Class II-1X Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$1,030,197	45.66%	34.03%	21.75%	8.69%	(5.32)%

Pre-Tax Yield to Maturity of the Class II-2X Certificates at the

Following Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$2,319,751	37.23%	25.98%	14.11%	1.50%	(12.00)%

________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-AC1 Asset-Backed Certificates in any state where the offer is not permitted.

Until 90 days after the date of this supplement, all dealers effecting transactions in the certificates offered by this supplement, whether or not participating in this distribution, may be required to deliver this supplement, prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this supplement, prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bear, Stearns & Co. Inc.

The date of the supplement is March 1, 2006